                                                                    EXHIBIT 99.1

FOR IMMEDIATE RELEASE
                                  NEWS ANNOUNCEMENT

Contacts:   Greg Witter
            Printrak International Inc.
            714/238-2000


                          PRINTRAK ANNOUNCES ACQUISITION OF
                                   SUNRISE IMAGING


ANAHEIM, Calif., Sept XX, 1997 - Printrak International Inc. (NASDAQ:
AFIS), a leading provider of integrated identification and information systems, today announced an agreement to acquire SunRise Imaging, subject to SunRise shareholder approval. SunRise, a leading developer and manufacturer of high performance systems which digitize microfilm and microfiche, will operate as a Printrak subsidiary under the direction of Steve Butterfield, its current president and CEO.

Headquartered in Fremont, Calif., SunRise is recognized as an imaging industry technology leader. The company develops and manufactures high-performance digitizing systems that produce superior image quality and support all types of microfilm formats. Its unique line of film scanner products offer flexible, easy-to-use, high quality imaging, providing users with the ability to transform huge microfilm, microfiche and aperture card libraries into convenient, space-saving digital files. SunRise had 1996 sales revenues of $9.04 million.

"The resources provided under the Printrak corporate umbrella will support our industry leadership position and will allow us to advance even further by opening new markets and providing additional technology development and marketing support," said Butterfield.

"This acquisition is a continuation of Printrak's strategy for building integrated information system solutions for customers in the criminal justice and public safety markets," said Richard Giles, Printrak president and CEO. "The SunRise technology also has many applications outside of criminal justice and public safety, and the company will continue to market its technology to these customers. The acquisition will have a negative impact on Printrak's earnings this fiscal year; however, in the long term, the SunRise technology will allow us to offer a more complete integrated solution to our customers. This should improve Printrak's margins over the long term."

The market for SunRise's technology is expected to grow in the future as reported by leading industry analyst firm Giga Information. The report indicates that the major markets for film scanning include state and local government, federal government and law enforcement agencies, which are already core Printrak customers. The Giga study also included legal services, banking/insurance, and healthcare among the key markets for film scanning.

SunRise and Printrak have previously worked on joint projects including microfilm conversion for the Royal Canadian Mounted Police Criminal History System, which included specialized high quality microfiche scanning stations and dedicated quality control workstations designed to convert archived microfilm records to electronic records.

Printrak's historical core business of automated fingerprint identification systems was supplemented earlier this year with the acquisitions of TFP Inc. of Greenville, S.C., the industry's leading supplier of computer-based mugshot systems, and a business unit of SCC Communications of Boulder, Colorado, providers of computer-aided dispatch (CAD) systems and records management systems (RMS) for law enforcement and emergency services agencies.


PRINTRAK COMPANY INFORMATION

Printrak International Inc. (http://www.printrakinternational.com) is a leading worldwide supplier of integrated identification and information systems used primarily in criminal justice and public safety applications, and with increasing frequency in civil applications such as welfare and immigration control. The company provides networked fingerprint, photo imaging, computer-aided dispatch and automated records management systems. The company's systems serve approximately 600 national, state, county, and municipal agencies in 26 countries.